Exhibit 15.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form F-3 No. 333-268309) of Maxeon Solar Technologies, Ltd.,
2.Registration Statement (Form F-3 No. 333-265253) of Maxeon Solar Technologies, Ltd.,
3.Registration Statement (Form F-3MEF No. 333-255263) of Maxeon Solar Technologies, Ltd.,
4.Registration Statement (Form F-3 No. 333-248564) of Maxeon Solar Technologies, Ltd., and
5.Registration Statement (Form S-8 No. 333-241709) pertaining to the 2020 Omnibus Incentive Plan of Maxeon Solar Technologies, Ltd.;

of our reports dated March 7, 2023, with respect to the consolidated and combined financial statements of Maxeon Solar Technologies, Ltd. and the effectiveness of internal control over financial reporting of Maxeon Solar Technologies, Ltd. included in this Annual Report (Form 20-F) of Maxeon Solar Technologies, Ltd. for the year ended January 1, 2023.

/s/ Ernst & Young LLP

Singapore
March 7, 2023